Exhibit 99.1

September 25, 2013

Mr. Michael S. Salaman
Chief Executive Officer
Skinny Nutritional Corp.
825 Lafayette Road
Bala Cynwyd, PA 19010

Dear Mr. Salaman:

This agreement (“Engagement Agreement”) will serve as the contract between Skinny Nutritional Corp. and any and all of its subsidiaries and affiliates, as debtors and debtors-in-possession in a chapter 11 proceeding pending in the U. S. Bankruptcy Court for the Eastern District of Pennsylvania (“Bankruptcy Court”) case No. 13-13972-jkf (collectively “SNC” or the "Company") and SSG Advisors, LLC ("SSG" or “Advisor”) regarding the retention of SSG as exclusive investment banker to SNC. SSG’s responsibilities hereunder involve providing investment banking services to the Company, on an exclusive basis, focusing on the sale of all or substantially all of the assets or the securities of SNC (the “Sale”).

A.        SSG ’s Role

1.           Sale. SSG anticipates that our role in connection with a Sale would include the following:

•
Prepare an information memorandum describing the Company, its historical performance and prospects, including existing contracts, marketing and sales, labor force, and management and anticipated financial results of the Company;

•	Assist the Company in developing a list of suitable potential buyers who will be contacted on a discreet and confidential basis after approval by the Company;

•	Coordinate the execution of confidentiality agreements for potential buyers wishing to review the information memorandum;

•	Assist the Company in populating an electronic data room;

•	Assist the Company in coordinating site visits for interested buyers and work with the management team to develop appropriate presentations for such visits;

•	Solicit competitive offers from potential buyers;

•	Advise and assist the Company in structuring the Transaction, as the term is hereafter defined, and negotiating the Transaction agreements; and

•	Otherwise assist the Company, its attorneys and accountants, as necessary, through closing on a best efforts basis.

Five Tower Bridge, Suite 420 • 300 Barr Harbor Drive • West Conshohocken, PA 19428
Phone: (610) 940-1094 • Fax: (610) 940-3875
www.ssgca.com

Mr. Michael S. Salaman
September 25, 2013

In performing the services described above, the Company agrees to furnish or cause to be furnished to SSG such information as SSG reasonably believes appropriate to the execution of its engagement hereunder (all such information so furnished being the "Information"). The Company represents that all Information furnished by it or its agents will be complete and correct in all material respects, to the best of its knowledge, and that until the expiration of SSG’s engagement hereunder, it will advise SSG immediately of the occurrence of any event or any other change known by it or its agents that results in the Information ceasing to be complete and correct in all material respects. The Company recognizes and confirms that SSG: (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated hereby without having independently verified any of the same; (b) does not assume responsibility for accurateness or completeness of the Information and such other information; and (c) will not make an appraisal of any of the assets or liabilities of the Company.

The Company agrees that SSG shall be the Company’s exclusive investment banker in connection with any Transaction undertaken with respect to the Company during the term of this Engagement Agreement. The Company agrees that, during the term of this Engagement Agreement, SSG shall have the exclusive authority to initiate and conduct discussions, and assist and advise the Company in its negotiations, with all prospective purchasers and investors. In that regard, the Company agrees to identify to SSG: (a) all prospective purchasers and investors who have been in contact with the Company prior to the date hereof; and (b) all prospective purchasers and investors who come in contact with the Company during the term of this Engagement Agreement.

SSG will consult with and advise the Company with respect to the financial aspects of any proposed Transaction, including price, terms and conditions of the Transaction. SSG will not, however, have any authority to bind the Company or its shareholders to any third party with respect to any proposed Transaction. Likewise, nothing contained herein shall require the Company to accept the terms of any proposal and the Company shall at all times have the right in its sole and absolute discretion to reject any proposed Transaction regardless of the terms proposed.

B.        SSG's Compensation

As compensation for providing the foregoing services, the Company shall provide to SSG the following:

1.	Initial Fee. An initial fee (the “Initial Fee”) equal to $10,000, due upon Bankruptcy Court approval of this Engagement Agreement.

Mr. Michael S. Salaman
September 25, 2013

2.	Monthly Fees. Monthly fees (the “Monthly Fees”) equal to $10,000 per month during the Term as such defined below, of this Engagement Agreement.

3.
Sale Fee. Upon the closing of a Sale Transaction to any party either in or out of a Chapter 11 proceeding, the Company shall pay SSG a fee (the “Sale Fee”), payable in cash, in federal funds via wire transfer or certified check at and as a condition of closing of the Sale equal to $150,000 for a Transaction up to $3.0 million of Total Consideration (as such term is hereafter defined), including any stalking horse offer by any party and/or any credit bid by any secured lender, plus five percent (5%) of Total Consideration between $3.0 million and $6.0 million plus ten percent (10%) of Total Consideration in excess of $6.0 million. All Monthly Fees will be credited towards the Sale Fee.

4.
In addition to the foregoing fees, whether or not a Transaction is consummated, and in addition to the fees noted above, the Company agrees to reimburse SSG upon demand for all of SSG’s reasonable and documented out-of-pocket expenses, incurred in connection with the subject matter of this Engagement Agreement.

C.        Definitions

For the purpose of this Engagement Agreement:

Sale Transaction means and includes any transaction involving the sale or transfer, directly or indirectly, of all or a significant portion of the assets or securities of the Company or any other extraordinary corporate transaction involving the Company, whether by way of recapitalization, consolidation, negotiated purchase, liquidation or otherwise, or any combination of the aforementioned.

Total Consideration shall mean the purchase price paid for the stock, assets, or securities, or any portion of either, plus the assumption or payoff of indebtedness, which includes secured, administrative, priority and/or unsecured claims (trade or other) and the assumption of any other obligations on-balance sheet, plus the value of any asset left behind with the Company in a Sale Transaction.

For purposes of computing any fees payable to SSG hereunder, non-cash consideration shall be valued as follows: (a) publicly traded securities shall be valued at the average of their closing prices (as reported in The Wall Street Journal) for the five trading days prior to the closing of the Sale Transaction; and (b) any other non-cash consideration shall be valued at the fair market value thereof as determined in good faith by the Company and SSG. If such aggregate consideration may be increased by contingent payments such as an “earnout” or other monetary agreement in the transaction, the portion of SSG’s fee relating thereto shall be calculated and paid when and as such contingent payments or other monetary amounts are received.

Transaction shall mean and include a Sale Transaction, as determined above.

Transaction Fee shall mean and include a Sale Fee.

Mr. Michael S. Salaman
September 25, 2013

D.        Term of Engagement

This Engagement Agreement shall remain in force (the “Engagement Term”) through January 30, 2014 and many continue monthly thereafter until either party terminates this Engagement Agreement. Upon the termination of this Engagement Agreement, neither party shall have any further obligations to the other except that: (a) termination of the Engagement Agreement shall not affect SSG's right to indemnification under the Indemnification paragraph below; (b) the Company shall remain obligated to reimburse SSG for any expenses incurred through the date of the termination of the Engagement Agreement; and (c) if the Company enters into a Letter of Intent to sell all or part of the Company’s assets within six (6) months of the termination of this Engagement Agreement (“Trailer Term”) and a Sale is subsequently consummated, then the Company shall remain obligated to pay a Transaction Fee, as calculated above. Sections B, D, E, F and G (entitled SSG’s Compensation, Term of Engagement, Indemnification, Miscellaneous, and Scope of Duties, respectively) of, and Attachment A to this Engagement Agreement shall survive the expiration or termination of this Engagement Agreement indefinitely.

E.         Indemnification

The Company hereby acknowledges and agrees to the indemnification arrangements between the parties hereto as described on Attachment A hereto, which Attachment is incorporated herein and forms an integral part hereof.

F.         Miscellaneous

No fee payable to any other financial advisor or finder by the Company or any other company in connection with the subject matter of this engagement shall reduce or otherwise affect any fee payable to SSG hereunder. This Engagement Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings, and agreements between the parties hereto. This Engagement Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by both parties. The benefits of this Engagement Agreement shall inure to the respective successors and assigns of the parties hereto and of the Indemnified Parties and their respective successors, assigns and representatives, and the obligations and liabilities assumed in this Engagement Agreement by the parties hereto shall be binding upon their respective successors and assigns.

This Engagement Agreement may be executed in any number of counterparts, which counterparts, taken together, shall constitute one and the same Engagement Agreement.

G.        Scope of Duties

The Company hereby acknowledges and agrees that: (a) it is a sophisticated business enterprise that has retained SSG for the limited purposes set forth in this Engagement Agreement and that the rights and obligations of the parties hereto are contractual in nature; and (b) SSG has not made any warranties or guarantees of any nature with respect to the success or satisfactory conclusion of any Sale Transaction or as to the economic, financial or other results which may be obtained or experienced by the Company as a result thereof. Both the Company and SSG disclaim any intention to impose fiduciary duties or obligations on the other by virtue of the engagement contemplated by this Engagement Agreement, and no other person or entity shall have any rights or obligations hereunder except as expressly provided herein.

Mr. Michael S. Salaman
September 25, 2013

H.        Bankruptcy Court Approval

The Company shall, as soon as practicable following the execution of this Engagement Agreement, file a retention application and seek an order from the Bankruptcy Court authorizing the employment of SSG pursuant to the terms of this Engagement Agreement, as permitted under the Bankruptcy Code, the Bankruptcy Rules and any applicable Local Court Rules under both Section 327(a) and Section 328(a) of the Bankruptcy Code, nunc pro tunc to the date of this Engagement Agreement.

I.          Other Matters

The Company agrees that SSG has the right, following the Sale closing, to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), SSG is required to obtain, verify and record information that identifies its clients, which information may include the name and address of the Company and its senior management team as well as other information that will allow SSG to properly identify its clients. Additionally, SSG maintains important disclosures on the web site www.ssgca.com. These disclosures may be updated periodically on an as-needed basis. The Trustee agrees to accept and receive all of these disclosures by electronically accessing the website referenced above and acknowledges that printed hard copies of these disclosures are available upon request by contacting SSG directly at (610) 940-1094.

J.         Securities Platform

All transactions involving the sale or purchase of any security (as defined by the Securities Exchange Act of 1934 or the rules and regulations promulgated there under) are offered through SSG Capital Advisors, LLC. (“SCA”), an affiliated Pennsylvania corporation and registered Broker-Dealer in good standing with the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”). Principals of SSG are registered representatives of SCA. Therefore, SCA is included collectively as “SSG” with all the rights and obligations thereto under the terms of this Engagement Agreement.

To the extent the Sale Fee is payable to SSG in connection with the Sale Transaction constituting the purchase or sale of any security (as defined by the Securities Exchange Act of 1934 or the rules and regulations promulgated there under), such Sale Fee shall be specifically paid to SCA. Under no circumstance will Trustee be obligated to pay a fee in an aggregate amount in excess of the amount provided in this Engagement Agreement. Payment of the fee to SCA shall constitute and be deemed payment of the fee in this Engagement Agreement.

Mr. Michael S. Salaman
September 25, 2013

Any amendment, modification or other changes to this Engagement Agreement must be in writing and signed by both parties to be enforceable.

Please indicate your acceptance of the foregoing by executing and returning the enclosed copy of this letter.

SSG ADVISORS, LLC

By:	/s/ J. Scott Victor
J. Scott Victor
Managing Director

ACCEPTED:

SKINNY NUTRITIONAL CORP.

By:
	Michael S. Salaman	Date
Chief Executive Officer

Mr. Michael S. Salaman
September 25, 2013

ATTACHMENT A
INDEMNIFICATION PROVISIONS

The Company agrees to indemnify, defend and hold harmless SSG and its affiliates, the respective partners, members, directors, officers, agents and employees of SSG and its affiliates and each other person, if any, controlling SSG or its affiliates (the foregoing being referred to herein individually as an “Indemnified Party” and collectively as the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities or costs, as and when incurred, to which such Indemnified Party may become subject to or which are asserted against any Indemnified Party, directly or indirectly, in any way related to SSG’s acting for the Company under the Engagement Agreement of which this Attachment A forms a part, including, without limitation, in connection with: (a) any act or omission by SSG related to its engagement as financial advisor under the Engagement Agreement; or (b) SSG’s acceptance, or its performance or non-performance, of its obligations under said Engagement Agreement. The Company will reimburse the Indemnified Parties for any legal or other expenses incurred by them, as and when incurred, in connection with investigating, preparing or defending any such losses, claims, damages or liabilities or any action in respect thereof, whether or not in connection with pending or threatened litigation, and whether or not any Indemnified Party is a party thereto; provided, however, that the Company shall not be liable under the foregoing indemnity agreement in respect of any liability to the extent that such liability is found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted primarily from SSG’s gross negligence or willful misconduct in the performance of its duties under said Engagement Agreement. The Company agrees that reliance by SSG on any publicly-available information, the information supplied by the Company to SSG in connection with said Engagement Agreement or any directions furnished by the Company shall not constitute negligence, bad faith or willful misconduct by SSG.

In order to provide for just and equitable contribution, if a claim for indemnification is made pursuant to said Engagement Agreement but it is found in a final judgment by a court of competent jurisdiction, not subject to further appeal, that such indemnification may not be enforced in such case, the Indemnified Parties, on the one hand, and the Company, on the other hand, shall each contribute to the amount paid or payable as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties, on the one hand, and the Company, on the other hand, and the relative benefits to the Indemnified Parties, on the one hand, and the Company, on the other hand, arising out of the particular matter or transaction which gave rise to such loss, claim, damage, liability or costs, and all other relevant equitable considerations shall also be taken into account. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, SSG shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by SSG hereunder.

The provisions of this Attachment A shall survive any termination of said Engagement Agreement.